UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016 (August 30, 2016)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, the common unitholders of EV Energy Partners, L.P. (the “Partnership”) approved the EV Energy Partners, L.P. 2016 Long Term Incentive Plan (the “2016 LTIP”), which provides for the issuance of up to 5,000,000 Units. The 2016 LTIP became effective by its terms on the date of approval by the unitholders. Capitalized terms used herein and not defined shall have the meanings set forth in the 2016 LTIP.

The 2016 LTIP is intended to promote the interests of the Partnership and EV Management, LLC, a Delaware limited liability company, (the “Company”), (the general partner of EV Energy GP, L.P., a Delaware limited partnership, which is the general partner of the Partnership), by providing to Employees, Consultants and Directors incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

The 2016 LTIP will generally be administered by the Company’s board of directors (the “Board”), or the compensation committee of the Board or any such committee of the Board as may be appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards. The Board or committee will have broad authority to administer the 2016 LTIP, including the power to: (a) designate Participants; (b) determine the type or types of Awards to be granted to a Participant; (c) determine the number of Units to be covered by Awards; (d) determine the terms and conditions of any Award; (e) determine whether, to what extent, and under what circumstances, Awards may be settled, exercised, canceled, or forfeited; (f) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (g) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (h) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The foregoing description of the 2016 LTIP in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the previously reported information regarding the 2016 LTIP set forth in, and the form thereof attached as Exhibit A to the Partnership’s definitive proxy statement filed on July 20, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of common unitholders of the Partnership was held on August 30, 2016, and two items were submitted to unitholders for vote: (i) the approval of the 2016 LTIP (the “LTIP Proposal”) (providing for an increase in the number of Units available for issuance thereunder from 4,500,000 to 5,000,000 Units) and (ii) a proposal to ratify the appointment of Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (the “Auditor Proposal”). Out of a total of 49,055,214 units outstanding and entitled to vote, 38,727,365 units (78.94%) were present at the meeting in person or by proxy.

The number of votes cast with respect to the proposals is as follows:

Proposal	For	Against	Abstain	Broker Non-Votes	Votes For (as % of Votes Cast)
LTIP Proposal	11,062,317	2,418,111	137,503	25,109,434	81.23%
Auditor Proposal	38,160,701	401,483	165,181	N/A	98.53%

The Adjournment Proposal, which was unnecessary in light of the approval of the LTIP Proposal as indicated above, was not submitted to the unitholders for approval at the special meeting.

Item 7.01 Regulation FD Disclosure

On August 30, 2016, the Company issued a press release discussing the results of the voting at the special meeting.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Partnership that the information is material or that the dissemination of the information is required by Regulation FD.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	EV Energy Partners, L.P., 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed on July 20, 2016)

99.1*	Press Release dated August 30, 2016.

*Furnished herewith.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: September 1, 2016	By: /s/ NICHOLAS BOBROWSKI
Nicholas Bobrowski
Chief Financial Officer of EV Management LLC,
general partner of EV Energy GP, L.P.,
general partner of EV Energy Partners, L.P.

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EXHIBIT INDEX

10.1	EV Energy Partners, L.P., 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed on July 20, 2016)

99.1	Press Release dated August 30, 2016.

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